Exhibit 99.5

BILL OF SALE AND AGREEMENT

THIS BILL OF SALE AND AGREEMENT (“Agreement”) is made and entered into as of the 31th day of August 2013 by and between Joseph Wade, Inc.  (“Seller”), and Embarr Downs, (“Buyer”);

W I T N E S S E T H:

WHEREAS, the parties hereto have reached an agreement concerning the purchase and sale of that certain thoroughbred Gelding named Rock Off (2008) by Rock Hard Ten out of Prison of Love “HORSE”;

NOW, THEREFORE, in consideration of the mutual covenants of the parties hereto, it is hereby agreed as follows:

1. PURCHASE AND SALE. Seller agrees to sell, transfer, assign and convey full ownership of the HORSE, which sale and purchase Buyer hereby accepts, all under the terms and conditions hereinafter specified.

2. PURCHASE PRICE. The purchase price for the HORSE is Fifty-Five Thousand U.S. Dollars (U.S. $55,000.00).

3. VETERINARY AND OTHER EXAMINATIONS. Buyer covenants with Seller that it has had the HORSE examined by a veterinarian(s) of its choosing and has initiated such other tests as Buyer deems appropriate to determine whether the HORSE is acceptable to Buyer, and that Buyer has had ample time to arrange for such tests. Seller shall have no responsibility whatsoever concerning the sufficiency and/or accuracy of said test results.

4. RISK OF LOSS, RIGHT TO POSSESSION, AND TITLE. Prior to delivery, and prior to payment in full of the purchase price in a timely manner, title to and right to possession of the HORSE shall remain with Seller. Buyer agrees that contemporaneously with receipt by Seller of the purchase price, it shall arrange to take possession of the HORSE at the HORSE’s current location. At such time as possession of the HORSE is delivered as contemplated above, all risk of loss shall pass from Seller to Buyer.

5. DISCLAIMER OF WARRANTIES. As previously specified in this Agreement, Seller has made the HORSE available for such inspections as Buyer deems appropriate and Buyer understands and agrees that SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND 2SPECIFICALLY, WITHOUT LIMITATION, SELLER MAKES NO WARRANTIES THAT THE HORSE IS SUITABLE FOR RACING OR BREEDING PURPOSES, INCLUDING NO WARRANTY THAT THE HORSE IS FERTILE. It is further understood that BUYER assumes any and all risks related to frustration of import.

6. TITLE WARRANTY. Seller warrants the Buyer will receive clear ownership and title to the HORSE free and clear of any and all claims made by or through Seller.

7. TIME IS OF THE ESSENCE. Time is of the essence in the performance of each and all of the conditions set forth in this Agreement.

8. FACSIMILE. The parties hereto agree that a facsimile of a counterpart of this signed Agreement constitutes an original counterpart and shall be a valid and binding document for all legal and other purposes.

9. COUNTERPARTS. This Agreement may be executed in multiple counterparts by the parties hereto. All of such counterparts shall be construed as if all signatures were appended to one document.

10. MERGER. This Agreement contains the entire agreement of the parties and any prior or concurrent written or oral understandings are deemed merged into this Agreement.

11. BINDING EFFECT. This Agreement shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

12. GOVERNING LAW. The terms of this Agreement and disputes developing hereunder shall be enforced and construed in accordance with the laws of the State of California, to which jurisdiction the parties exclusively submit waiving any rights to dispute resolution in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

Joseph Wade                                                                                                            Embarr Downs, Inc.

By: Joseph Wade                                                                                                    By: Joseph Wade
                            Its: President/CEO